EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated February 23, 2000 included in Drypers Corporation Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
May 23, 2000